Exhibit (i)(2)

CONSENT OF SHEARMAN & STERLING LLP

We hereby consent to the use of our opinions of counsel regarding Spartan Money Market Fund, Spartan U.S. Government Money Market Fund and Spartan U.S. Treasury Money Market Fund of Fidelity Hereford Street Trust (the "Trust"), filed as part of this Post-Effective Amendment No. 19 to the Trust's Registration Statement on Form N-1A (File No. 033-52577 & 811-07139) and incorporated by reference to Exhibit (i) to Post-Effective Amendment No. 16 to the Registration Statement.

/s/Shearman & Sterling LLP

Shearman & Sterling LLP

New York, NY

June 28, 2005